UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2007
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On January 3, 2007, NuVasive, Inc. (“NuVasive”) and RSB Spine LLC (“RSB”) entered into an amendment (the “Amendment”) to the Asset Purchase Agreement between NuVasive and RSB dated June 3, 2005 (the “Original Agreement”). Pursuant to the Amendment, NuVasive waived its exclusive option to purchase a spinal implant system recently developed by RSB (the “Product”) in exchange for a cash payment by RSB of $400,000.
Pursuant to Section 7.3 of the Original Agreement, NuVasive has the exclusive option to purchase the assets, rights or properties of RSB that RSB offers for sale outside its ordinary course of business. In consideration of this option, NuVasive was required to pay to RSB an aggregate of $500,000, payable in annual installments of $100,000, $200,000 of which has been paid to date. Pursuant to the Amendment, NuVasive waived its exclusive option with respect to the Product or any component thereof and, in addition to the $400,000 cash consideration received for such waiver, NuVasive and RSB agreed that NuVasive’s only remaining payment under Section 7.3 of the Original Agreement will be in the amount of $50,000, due and payable on June 3, 2009.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 2.2 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement, dated as of January 3, 2007, by and between NuVasive, Inc. and RSB Spine LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NUVASIVE, INC.

Date: January 9, 2007	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement, dated as of January 3, 2007, by and between NuVasive, Inc. and RSB Spine LLC